Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment to the Registration Statement on Form S-1 of our report dated July 15, 2009 relating to the financial statements of CrowdGather, Inc. which appears on page 66 for the year ended April 30, 2009 and to the reference to our firm under the caption “Experts” in the Prospectus.

MENDOZA BERGER & COMPANY, LLP

/s/ Mendoza Berger & Company, LLP

Irvine, California
July 14, 2010